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                                                                   EXHIBIT 10.17

                              EMPLOYMENT AGREEMENT

                                JAMES R. RIEDMAN

      THIS EMPLOYMENT AGREEMENT ("Agreement") is made and entered into as of the 1st day of January, 2004, by and between PHOENIX FOOTWEAR GROUP, INC., a Delaware corporation ("Employer" or the "Company"), and JAMES R. RIEDMAN ("Employee" or "Riedman").

                                    RECITALS:

      WHEREAS, the Board of Directors ("Board") of the Company has approved the engagement of Riedman as its Chief Executive Officer, subject to the execution and delivery of this Agreement by the parties hereto; and

      WHEREAS, Riedman is willing to serve in that capacity on the terms and conditions hereinafter set forth.

                                   PROVISIONS:

      NOW, THEREFORE, in consideration of the premises and the agreements contained herein, the parties agree as follows:

      1. EMPLOYMENT. The Company agrees to employ Riedman and Riedman hereby accepts such employment by the Company upon the terms and conditions set forth herein.

      2. DUTIES OF EMPLOYEE. The Company hereby employs Riedman as the Chief Executive Officer of the Company and Riedman agrees to exercise such powers and authority as are inherent in the position and to perform such duties as the Board of Directors of the Company (the "Board") may direct during the Term of Employment as defined below. Riedman shall devote substantially his whole working time, efforts and attention to the business and affairs of the Company (except for vacation time, absence for sickness or similar disability) and shall carry out his duties honestly, diligently, in good faith and in the best interests of the Company. Riedman shall make such reports, written or verbal, to the Board as he or it may request regarding the Company's business, operations and other activities undertaken by Riedman on behalf of the Company.

      3. TERM OF EMPLOYMENT. As used in this Agreement, "Term of Employment" means the three (3) year period commencing on January 1, 2004 (the "Initial Term") and each one (1) year renewal term (the "Renewal Term"), if any. Upon the conclusion of the Initial Term and for any Renewal Term, this Agreement shall automatically renew for one year (Renewal
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Term) unless either party gives notice of intent not to renew this Agreement at least ninety (90) days prior to the end of the Initial Term or the end of any Renewal Term.

      4. BASE SALARY, EXPENSES AND BENEFITS. The Company shall pay Riedman as compensation for his services an annual base salary of not less than Three Hundred Twenty-Five Thousand Dollars ($325,000) payable in accordance with the Company's usual payment practices.

            (a) Riedman shall participate in such executive bonus or incentive plans as may be established from time to time by the Board of Directors.

            (b) Upon submission of supporting documentation, Riedman shall be reimbursed for all reasonable actual costs and expenses incurred by him in connection with performance of his duties.

            (c) Riedman shall be entitled to four (4) weeks paid vacation time each year. Riedman shall also be eligible to participate in any group life, medical, health, dental, disability and/or other benefit plans which are provided for other officers of the Company under the same terms and conditions as other officers of the Company. Riedman shall also be eligible to participate in any other benefit plan adopted by the Company for similarly situated employees as a group during the term of this Agreement.

      5. RESTRICTIVE COVENANTS.

            (a) During the term of this Agreement and for one (1) year thereafter, Riedman agrees to keep confidential, not to use or to disclose to others, except as expressly consented to in writing by the Company, or as required by law to be disclosed, any trade secrets or confidential technology, proprietary information, customer lists, or knowledge belonging to or relating to the affairs of the Company, which term as used in this Section shall include any and all subsidiaries of the Company, or any matter or thing ascertained by Riedman through Riedman's association with the Company, the use or disclosure of which matter or thing might reasonably be construed to be contrary to the best interest of the Company. Riedman further agrees that should he leave the active service of the Company, Riedman will neither take nor retain, without prior written authorization from the Company, any papers, data, client lists, books, records, files, or other documents (or copies thereof) or other confidential information of any kind belonging to the Company pertaining to the business, sales, financial condition, products or services of the Company.

            (b) While employed by the Company and for a period of one (1) year thereafter, Riedman agrees that he shall not, directly or indirectly, for himself or for any other person, firm, corporation, partnership, association or other entity, attempt to employ or enter into any contractual arrangement with any employee or former employee of the Company or any of its direct or indirect subsidiaries, unless such employee or former employee has not been employed by such entity for a period in excess of six months.
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            (c) Except with the prior written consent of the Company, Riedman will not during the term undertake or engage in any other employment, occupation or business enterprise other than one in which he is an inactive investor as described below (except that he may conclude obligations remaining subsequent to the sale of Riedman Corporation). Riedman will also not acquire, assume or participate in, directly or indirectly, any position, investment or interest adverse or antagonistic to the Company, its business or prospects, financial or otherwise, or take any action towards any of the foregoing. Further, during the term, except on behalf of the Company or its subsidiaries, Riedman will not, directly or indirectly, whether as an officer, director, employee, stockholder, partner, proprietor or associate, representative or otherwise, become or be interested in any other person, corporation, firm, partnership or other entity whatsoever which directly competes with the Company or any of its direct or indirect subsidiaries, in any part of the world, in any line of business engaged in by any such entities (or in which any such entities have made plans to be engaged in); provided however, that anything above to the contrary notwithstanding, Riedman may own, as an inactive investor, securities of any competitor corporation, so long as his holdings in any one such corporation shall not in the aggregate constitute more than 1% of the voting stock of such corporation.

            (d) For one (1) year after termination of this Agreement, Riedman agrees that he shall not in any way, directly or indirectly, solicit or sell to any persons or entities which were customers of the Company during any portion of the 12 months preceding termination products which are similar to products which the Company has sold at any time during the term of this Agreement.

      6. TERMINATION OF EMPLOYMENT.

            (a) DEATH. Riedman's employment hereunder shall terminate immediately upon his death, except for bonus compensation for services to date of death, the amount of which shall be determined by the Board in its sole discretion.

            (b) FOR CAUSE. The Company may terminate Riedman's employment at any time, effective immediately upon written notice, for cause. For the purpose of this Agreement, "for cause" means:

                  (i) repeated and persistent neglect or refusal by Riedman to substantially perform his duties under this Agreement other than any such failure resulting from Riedman's incapacity due to physical or mental illness. Prior to termination for cause under this section (7.b.i.), the Company shall give written notice to Riedman identifying the manner in which it believes he is not substantially performing his duties under this Agreement and failure by Riedman within thirty (30) days to cure the identified problem or problems shall be cause;

                  (ii) the engaging by Riedman in criminal conduct (including embezzlement and criminal fraud);

                  (iii) the commission by Riedman of a felony, or a misdemeanor which impairs his ability substantially to perform his duties with the Company;
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                  (iv) any material misappropriation of funds or intentional material damage to the property or business of the Company; or

                  (v) the material breach of this Agreement by Riedman other than as specified above.

            In the event Riedman is terminated for cause, the Company shall pay Riedman his base salary through the date of termination and the Company shall have no further obligation to provide compensation under this Agreement.

            (c) LONG-TERM DISABILITY. Should Riedman commence a long-term disability, as defined below, Riedman's base compensation shall be continued during the first six (6) months of such disability. Should such long-term disability continue beyond six (6) months, Riedman's employment hereunder shall automatically terminate and the Company shall have no further obligations to Riedman under this Agreement. Riedman shall have commenced a "long-term disability" if:

                  (i) Riedman cannot perform the essential functions of his position, without reasonable accommodation for his disability; or

                  (ii) Riedman can perform the essential functions of his position with an accommodation that would be an undue hardship for the Company to provide; and

                  (iii) because of his disability, Riedman is qualified to receive benefits under the Company's long-term disability plan.

            (d) WITHOUT CAUSE. Riedman's employment may be terminated by the Company at any time without cause, effective upon one (1) month written notice of termination and the Company shall be obligated to continue to pay Riedman as severance an amount equal to Riedman's salary and benefits (other than incentive compensation amounts) for 18 months, payable under the same terms as provided while Riedman was an employee. Should Riedman's employment be terminated by the Company without cause in connection with a "change of control," the Company shall be obligated to pay to Riedman within 30 days after the occurrence thereof, as severance and in lieu of any and all other payments due under the Agreement (except such as have accrued to the date of termination) an amount equal to three (3) times the "base amount" paid to Riedman in the "base period." The terms "base amount" and "base period" shall have the meaning given to them in Internal Revenue Code ("Code") Section 280G(b)(3)(A) and Section 280G(d)(2), respectively, and the Regulations enacted thereunder. In no event shall the aggregate amount payable to Riedman hereunder be such as to constitute an Excess Parachute Payment as that term is used in Section 280G(b) of the Code. In the event the aggregate payments due hereunder constitute an Excess Parachute Payment, such payments as selected by Riedman shall be reduced or negated in sufficient amount as to render the aggregate of the remaining payments not an Excess Parachute Payment. A "change of control" shall mean the occurrence of an event which would be required to be reported in response to Item 6(e) of
Schedule 14A of Regulation 14A promulgated under the Securities Exchange Act of 1934, as amended.
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      7. AUTOMOBILE ALLOWANCE. During the term of this Agreement, the Company will provide Riedman an automobile allowance of $600.00 per month. The vehicle may be used by Riedman for business and personal purposes. The Company shall have no right or claim to any automobile purchased by Riedman in whole or in part with the automobile allowance.

      8. NOTICES. Any notice, demand or communication required, permitted or desired to be given under this Agreement shall be deemed effectively given when personally delivered or mailed by prepaid, certified mail, return receipt requested, addressed as follows:

         Employee:         James R. Riedman
                           ____________________________

                           ____________________________

         Company:          Phoenix Footwear Group, Inc.
                           5759 Fleet Street, Suite 220
                           Carlsbad, California  92008

         With a copy to:   Woods Oviatt Gilman LLP
                           700 Crossroads Building
                           Rochester, New York  14614
                           Attn:  Harry P. Messina, Jr., Esq.

      9. GOVERNING LAW. This section is replaced in its entirety with the following:

            This Agreement shall be interpreted in accordance with and governed by the laws of Delaware, without regard to conflict of laws.

            (a) Any controversy or claim arising out of or relating to this Agreement, shall be settled by arbitration in accordance with the Commercial Arbitration Rules of the American Arbitration Association (the "Rules") in effect at the time demand for arbitration is made by any party. A single arbitrator acceptable to both parties shall determine the matter. In the event that the single arbitrator is not agreed upon, he or she shall be named by the American Arbitration Association. Arbitration shall occur in San Diego, California. The award made by the arbitrator shall be final and binding and judgment may be entered in any court of law having competent jurisdiction. The prevailing party shall be entitled to an award of reasonable attorney's fees, costs and expenses incurred in connection with the arbitration and any judicial proceedings related thereto.

            (b) In the event of any breach or threatened breach by Riedman of any of the provisions of Section 5 of the Agreement, the Company shall be entitled to injunctive relief restraining Riedman or any business, firm, partnership, individual, corporation or entity participating in such breach or threatened breach. Nothing herein shall be construed as prohibiting the Company from pursuing any other remedies available at law or in equity for such breach or threatened breach, including the recovery of damages and the
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                  immediate termination of the employment of Employee hereunder.
                  If any of the provisions of or covenants contained in Section
                  5 are hereafter construed to be invalid or unenforceable in a particular jurisdiction, the same shall not affect the remainder of the provisions or the enforceability thereof in that jurisdiction, which shall be given full effect, without regard to the invalidity or unenforceability thereof in a particular jurisdiction because of the duration and/or scope of such provision or covenant in that jurisdiction and, in its reduced form, said provision or covenant shall be enforceable. In all other jurisdictions Section 5 shall at all times remain in full force and effect. The obligations under this Section 5 shall survive any termination of this Agreement.

      10. ASSIGNMENT. This Agreement shall be assignable by the Company and shall inure to the benefit of and be binding upon, the Company, its successors and assigns. Being a contract for personal services, this Agreement may not be assigned by Riedman during his life, and upon his death will be binding upon and inure to the benefit of his heirs, legatees, and legal representatives of his estate.

      11. MODIFICATION AND WAIVER. No modification, amendment or waiver of any of the provisions of this Agreement shall be effective unless in writing and signed by the party against which the same is sought to be enforced. No waiver by either party at any time of any breach by the party of, or compliance with, any condition or provision of this Agreement to be performed by the other party shall be deemed a waiver of similar or dissimilar provisions or conditions at the same time or at any prior or subsequent time.

      12. SEVERABILITY. The invalidity or unenforceability of any provision of this Agreement shall not affect the validity or enforceability of any other provision of this Agreement.

      13. LEGAL EXPENSES AND LIMITED INDEMNITY. If either party brings an action to enforce the terms of this Agreement or to prevent a violation of this Agreement, the prevailing party shall be entitled to recover his or its reasonable attorneys' fees and legal expenses and costs from the losing party as determined by the court.

      14. HEADINGS. The headings contained herein are for reference purposes only and shall not in any way affect the meaning or interpretation of any provision of this Agreement.

      15. ENTIRE AGREEMENT. This Agreement supersedes any and all prior discussions, negotiations, employment and similar agreements, written and/or oral, between the Company and Riedman. This Agreement may be executed in counterparts, each of which shall be deemed to be an original and all of which together shall constitute the Agreement. This Agreement shall not become effective until completely conforming counterparts have been signed and delivered by each of the parties hereto.
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      IN WITNESS WHEREOF, the parties hereto have executed this Agreement the day and year first above written.

                                         /s/ James R. Riedman
                                         ---------------------------------------
                                         JAMES R. RIEDMAN


                                         PHOENIX FOOTWEAR GROUP, INC.


                                         By:      /s/ Greg A. Tunney
                                             -----------------------------------
                                         Name:    Greg A. Tunney
                                         Title:   President and CEO